UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 23 2019
 Date of Report (Date of earliest event reported)

IPG PHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33155 (Commission File No.)	04-3444218 (IRS Employer Identification No.)

50 Old Webster Road
Oxford, Massachusetts 01540
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (508) 373-1100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On January 23, 2019, the Board of Directors of IPG Photonics Corporation (“IPG”) increased the size of the Board to ten, and elected as a director Gregory P. Dougherty, filling the newly created seat. The election was effective January 23, 2019. Mr. Dougherty will stand for reelection at IPG’s next annual meeting of stockholders in 2019. Also, the Board appointed Mr. Dougherty to serve on the Audit Committee of the Board as well as the Compensation Committee of the Board.
A copy of IPG’s press release announcing the election of Mr. Dougherty is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits
Exhibit 99.1 relating to Item 5.02 shall be deemed to be furnished, and not filed:

99.1	Press release of the Registrant, dated January 25, 2019 entitled “IPG Photonics Appoints Gregory P. Dougherty to Board of Directors”

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Press release of the Registrant, dated January 25, 2019 entitled “IPG Photonics Appoints Gregory P. Dougherty to Board of Directors”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

IPG PHOTONICS CORPORATION

January 25, 2019	By:	/s/ Angelo P. Lopresti
Angelo P. Lopresti
Senior Vice President , General Counsel and Secretary